EXHIBIT 10.3

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                              CARNEGIE SAVINGS BANK
                             CARNEGIE, PENNSYLVANIA

                   DIRECTORS CONSULTATION AND RETIREMENT PLAN


         WHEREAS, Carnegie Savings Bank, Carnegie, Pennsylvania (the "Savings Bank") wishes to reward the years of extensive service provided by the current members of the Board of Directors and to continue to attract and to retain the best talent available to serve on its Board of Directors; and

         WHEREAS, it is deemed advisable and in the best interests of the Savings Bank to offer to its members of the Board of Directors additional financial incentives in the form of deferred compensation, to encourage such participation and service to the Savings Bank, as directors, and following retirement as a director to encourage such individuals to continue to serve the Savings Bank as a consulting director for a period of time thereafter; and

         WHEREAS, at its meeting held on December 15, 1997, the Board of Directors of the Savings Bank has authorized and adopted the Carnegie Savings Bank Directors Consultation and Retirement Plan (the "Plan"), effective December 15, 1997.

         NOW THEREFORE, BE IT RESOLVED that the Plan shall be implemented effective December 15, 1997 as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The following words and phrases as used herein shall, for the purpose of the Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content:

         1.1 "Beneficiary" means the surviving spouse of the Participant (if any) as of the date of death of such Participant, or in the alternative, the estate of the Participant. The term Beneficiary shall include the estate of the surviving spouse.

         1.2 "Board" means the Board of Directors of the Savings Bank, as constituted from time to time, and successors thereto.

         1.3 "Change in Control" shall mean: (i) a change in the power to control proxies by any person, other than the Board of Directors of the Savings Bank, to direct more than 25% of the outstanding votes of the Savings Bank; (ii) a change in the control of the election of a majority of the Savings Bank's directors; or (iii) a change in the exercise of a controlling influence over the management or policies of the Savings Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934,


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as amended,  (the "Exchange Act"). In the event the Savings Bank converts in the future from mutual-to-stock form, the term "control" shall refer to (i) the ownership, holding, or power to vote more than 25% of the Savings Bank's (or its parent holding company's) outstanding voting stock by any person; (ii) the control of the election of a majority of the Savings Bank's (or its parent holding company's) directors; or (iii) the exercise of a controlling influence over the management or policies of the Savings Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act. Change in Control shall also mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Savings Bank; (ii) the execution of an agreement for a merger or recapitalization of the Savings Bank or any merger or recapitalization whereby the Savings Bank is not the surviving entity; (iii) a change in control of the Savings Bank, as otherwise defined or
determined  by  the  applicable  state  or  federal  banking   regulator  having
supervisory jurisdiction over the Savings Bank, or regulations promulgated by it; (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Savings Bank by any person, trust, entity or group; (v) an event whereby the Pennsylvania Department of Banking ("Department"), the FDIC or any other department, agency or quasi-agency of the federal government cause or bring about, without the consent of the Savings Bank, a change in the corporate structure or organization of the Savings Bank; or (vi) an event whereby the Department, the FDIC or any other agency or quasi-agency of the federal government cause or bring about, without the consent of the Savings Bank, a taxation or involuntary distribution of retained earnings or proceeds from the sale of securities to depositors, borrowers, any government agency or organization or civic or charitable organization. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of the Savings Bank stock (or its parent holding company's stock), or the purchase of shares of up to twenty-five percent (25%) of any class of securities of the Savings Bank by a tax-qualified employee stock benefit plan. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding. However, a change in control shall not be deemed to have occurred as a result of
a  holding  company   reorganization   of  the  Savings  Bank  and  simultaneous
acquisition of more than 50% of the Savings Bank's stock (following the Savings Bank's conversion to stock form) by a parent savings and loan holding company or bank holding company.

         1.4 "Committee" means the Board or the administrative committee as appointed by the Board pursuant to Section 7.11 herein.

         1.5 "Director" means a member of the Board of Directors of the Savings Bank.

         1.6 "Disability" means a mental or physical disability which prevents the Director from performing the normal duties of his or her position with the Savings Bank. The disability must have prevented the Director from performing his or her duties for at least three months, and a physician satisfactory to both the Director and the Savings Bank must certify that the Director is disabled from performing his or her normal duties with the Savings Bank thereafter.


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         1.7      "Effective Date" means December 15, 1997.

         1.8 "Participant" means a Director serving on or after the Effective Date and electing to participate in the Plan. A Director's participation in the Plan shall continue as long as he or she fulfills all the requirements for participation subject to the right of termination, amendment, and modification of the Plan set forth herein.

         1.9 "Plan" means the Carnegie Savings Bank Directors Consultation and Retirement Plan as set forth herein, and as may be amended from time to time by the Board.

         1.10 "Retirement Benefit Amount" means the benefit payable under the Plan in accordance Section 2.4 herein.

         1.11 "Retirement Date" means the date of termination of service as a Director following a Participant's completion of not less than ten (10) years of service as a Director on or after attainment of not less than age 60. Upon death or Disability, a Director shall be deemed to have terminated service as of such Retirement Date.

         1.12   "Savings   Bank"  means   Carnegie   Savings   Bank,   Carnegie,
Pennsylvania, or any
successor thereto.

         1.13 "Service" means all years of service as a Director of the Savings Bank and all predecessor (or successor) entities of the Savings Bank. Years of service as a Director need not be continuous. All years of service prior to the Effective Date shall be recognized for benefits determination.

         1.14 "Trust" shall mean any trust agreement entered into on behalf of the Plan by the Savings Bank for the purpose of holding assets of the Savings Bank in order to promote the efficient administration of the Plan.


                                   ARTICLE II

                                    BENEFITS

         2.1 Retirement. Upon a Participant's termination from service as a Director on or after his or her Retirement Date, the Savings Bank shall pay to the Participant the Retirement Benefit Amount, as described and in the amount set forth at Article II, Section 2.4. Payment of such Retirement Benefit Amount shall begin on the first business day of the calendar month immediately following a Participant's Retirement Date or such later date as specified in the agreement contained at Schedule A hereto and approved by the Committee. The payments will continue to be paid on the first business day of each subsequent calendar month until all scheduled payments are made to the Participant. Except as provided at Article II, Sections 2.2, 2.3, and 2.5 herein, upon a Participant's termination from service as a Director of the Savings Bank prior to his or her Retirement Date, the Savings Bank shall have no financial obligations to the Participant under the Plan.


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         2.2      Change in Control.

                           (a) Benefits payable to a Participant that has terminated from service as a Director prior to the date of a Change in Control of the Savings Bank shall nevertheless remain payable thereafter without regard to such Change in Control. However, upon a Change in Control, all future benefits payable pursuant to Sections 2.1, 2.2, 2.3, and 2.5 of the Plan, shall at the election of the Participant be made in a lump sum payment equal to the present value of all future benefits payable to such Participant. The interest rate in effect for a two (2) year U.S. Treasury Note on the date of the lump sum payment shall be used for purposes of calculating the present value of amounts payable in accordance with
                  Section 2.4.

                           (b) A Participant that has not terminated from service as a Director prior to the date of Change in Control of the Savings Bank shall, as of the date of a Change in Control, be presumed to have completed not less than ten (10) years of service and attained not less than age 60, and such Participant shall be eligible to receive the Retirement Benefit Amount set forth herein at Article II, Section 2.4 immediately upon termination of service as a Director following the date of a Change in Control without regard to the actual years of service or age of such Participant, if less than that provided herein. Such Retirement Benefit Amount shall be paid at the election of the Participant in the form of a lump sum payment equal to the present value of the Retirement Benefit Amount payable under Section 2.4 discounted as provided at Section 2.2(a). Payment of the lump sum amount shall be made to the Participant as soon as practicable after the Participant's termination from service following a Change in Control.

         2.3 Total and Permanent Disability. In the event of the Disability of a Participant, such Participant will be paid the Retirement Benefit Amount specified at Article II, Section 2.4; and that such Participant shall be presumed to have attained the Retirement Date. Payment of such benefits shall begin on the first business day of the calendar month immediately following the Savings Bank's receipt of a certification of such Participant's Disability.

         2.4 Level of Benefit Payments. A Participant who retires as a Director on or after his or her Retirement Date and who enters into an agreement with the Savings Bank to be a consulting director of the Savings Bank (in a form similar to that contained at Schedule A hereto) shall receive the Retirement Benefit Amount for a period of 120 monthly payments. Such Retirement Benefit Amount shall be equal to 80% of the monthly Board fee in effect as of the Retirement Date.

         2.5 Continuation of Payments Upon Death of Participant. Upon the death of a Participant who is receiving benefit payments under the Plan prior to his or her death, the remaining payments to be made under the Plan (if any) shall thereafter be payable to the Beneficiary until all payments have been made. Upon the death of a Participant who is not receiving benefit payments under the Plan prior to his or her death, the Beneficiary shall immediately thereafter commence receipt of the Retirement Benefit Amount specified at Section 2.4.

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         2.6 Notice of  Retirement.  A director  electing to  participate in the
Plan shall deliver  written notice  ("Notice") to the Board not less than thirty
(30) days prior to the actual Retirement Date that such Director elects to participate in the Plan. Such Notice, in a form similar to that contained at Schedule A hereto, shall specify the date of such retirement from the Board as a Director and the Participant's availability as a Consulting Director. A Participant who terminates service as a Director upon death, Disability, or a Change in Control shall not be required to deliver such Notice in order to be entitled to receive benefits under the Plan.

         2.7 Alternative Forms Of Benefit Payment. The Committee may at any time distribute the Retirement Benefit Amount with respect to all future benefits payable pursuant to Sections 2.1, 2.2, 2.3, and 2.5 of the Plan, in a lump sum payment equal to the present value of all future benefits payable to such Participant. The interest rate in effect for a two (2) year U.S. Treasury Note on the date of the lump sum payment shall be used for purposes of calculating the present value of amounts payable in accordance with Section 2.4.


                                   ARTICLE III

                           INSURANCE/OTHER INVESTMENTS

         3.1 Ownership of Insurance. The Savings Bank, in its sole discretion, may elect to purchase one or more life insurance policies on the lives of Participants in order to provide funds to the Savings Bank to pay part or all of the benefits accrued under this Plan. All rights and incidents of ownership in any life insurance policy that the Savings Bank may purchase insuring the life of the Participant (including any right to proceeds payable thereunder) shall belong exclusively to the Savings Bank or its designated Trust, and neither the Participant, nor any heir, beneficiary or other person claiming under or through him or her shall have any rights, title or interest in or to any such insurance policy. The Participant shall not have any power to transfer, assign, hypothecate or otherwise encumber in advance any of the benefits payable thereunder, nor shall any benefits be subject to seizure for the benefit of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any life insurance policy purchased pursuant hereto and any proceeds payable thereunder shall remain subject to the claims of the Savings Bank's general creditors.

         3.2 Physical Examination. As a condition of becoming or remaining covered under this Plan, each Participant, as may be requested by the Savings Bank from time to time shall take a physical examination by a physician approved by an insurance carrier. The cost of the examination shall not be borne by the Participant. The report of such examination shall be transmitted directly from the physician to the insurance carrier designated by the Savings Bank to establish certain costs associated with obtaining insurance coverages as may be deemed necessary under this Plan. Such examination shall remain confidential among the Participant, the physician and the insurance carrier and shall not be made available to the Savings Bank in any form or manner.

         3.3 Death of Participant. On death of the Participant, the proceeds derived from such insurance policy, if any, shall be paid to the Savings Bank or its designated Trust.


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                                   ARTICLE IV


                         TRUST/NON-FUNDED STATUS OF PLAN

         4.1 Trust/Non-Funded Status of Plan. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Savings Bank and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Savings Bank. No person other than the Savings Bank shall by virtue of the provisions of this Plan have any interest in such funds. The Savings Bank shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to any Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Savings Bank under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Savings Bank.

         In order to facilitate the accumulation of funds necessary to meet the costs of the Savings Bank under this Plan (including the provision of funds necessary to pay premiums with respect to any life insurance policies purchased pursuant to Article III, and to pay benefits to the extent that the cash value and/or proceeds of any insurance policies are not adequate to make payments to a Participant when such payments shall become due under the Plan), the Savings Bank may enter into a Trust Agreement. The Savings Bank, in its discretion, may elect to place any life insurance policies purchased pursuant to Article III into a Trust. In addition, the Board may (in its sole discretion) place in said Trust such additional amounts as it deems appropriate from time to time. To the extent that the assets of said Trust and/or the proceeds of any life insurance policy purchased pursuant to Article III are not sufficient to pay benefits accrued under this Plan, such payments shall be made from the general assets of the Savings Bank.

                                    ARTICLE V

                                     VESTING

         5.1 Vesting. All benefits under this Plan are deemed non-vested and forfeitable prior to a Participant meeting the requirements set forth at Sections 2.1, 2.2, 2.3 and 2.5 herein. All benefits payable hereunder shall be deemed 100% vested and non-forfeitable by the Participant upon his or her meeting the requirements set forth at Sections 2.1, 2.2, 2.3 or 2.5 herein. No benefits shall be deemed payable hereunder for any period prior to the time that such benefits shall be deemed 100% vested and non-forfeitable.


                                   ARTICLE VI

                             TERMINATION OF BENEFITS

         6.1 Termination of Benefits Rights. All the rights of a Participant shall terminate immediately upon the Participant ceasing to be in the active service of the Savings Bank prior

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to the time that  benefits  payable  under  the Plan  shall be deemed to be 100%
vested and non- forfeitable in accordance with Article V. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this Section 5.1.


                                   ARTICLE VII

                               GENERAL PROVISIONS

         7.1 Other Benefits. Nothing in this Plan shall diminish or impair a Participant's eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Savings Bank now or hereinafter in effect.

         7.2 No Effect on Employment or Service. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Savings Bank any right to be retained in the employment or service of the Savings Bank, or to interfere with the right of the Savings Bank to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

         7.3 Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Savings Bank and binding upon the Savings Bank, its successors and assigns.

         7.4 Modification. The Savings Bank, by action of the Board of Directors, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto without regard to whether such rights or benefits shall be deemed vested as of such date. The Savings Bank shall give thirty (30) days notice in writing to any Participant prior to the effective date of any amendment, modification or termination of this Plan.

         7.5 Arbitration. Any controversy or claim arising out of or relating to the Plan or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") nearest to the home office of the Savings Bank, unless otherwise mutually agreed to by the Participant and the Savings Bank, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         7.6 Limitation. No rights of any Participant are assignable by any Participant, in whole or in part, either by voluntary or involuntary act or by operation of law. The rights of a Participant hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant. Further, a Participant's rights under the Plan are not subject to the debts, contracts, liabilities, engagements, or torts of any Participant. No Participant shall have any right under this Plan or right against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Savings Bank pursuant to the unsecured promise of the Savings Bank

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to pay the benefits accrued hereunder in accordance with the terms of this Plan.
The Savings Bank has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to a Participant. No Participant shall have any discretion in the use, disposition, or investment of any asset acquired or set aside by the Savings Bank to provide benefits under this Plan.

         7.7 ERISA and IRC Disclaimer. It is intended that the Plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended ("IRC").

         7.8      Regulatory Matters.

         (a) The Participant shall have no right to receive compensation or other benefits in accordance with the Plan for any period after termination of service for Just Cause. Termination for "Just Cause" shall include termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Plan.

         (b) Notwithstanding anything herein to the contrary, any payments made to a Participant pursuant to the Plan shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

         7.9 Incompetency. If the Savings Bank shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Savings Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine in its sole discretion. Any such payments shall constitute a complete discharge of the liabilities of the Savings Bank under the Plan.

         7.10 Construction. The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee's interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. Directors of the Savings Bank shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful, gross misconduct or lack of good faith.

         7.11 Plan Administration. The Board shall administer the Plan; provided, however, that the Board may appoint an administrative committee (i.e., the Committee) to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

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         7.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania ("State"), except to the extent that federal law shall be deemed to apply.

         7.13 Successors and Assigns. The Plan shall be binding upon any successor or successors of the Savings Bank, and unless clearly inapplicable, reference herein to the Savings Bank shall be deemed to include any successor or successors of the Savings Bank.

         7.14 Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Savings Bank and any Participants hereto with respect to the subject matter hereof.



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